SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)               May 21, 1999
                                                              ---------------



                              Big City Bagels, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




        New York                    0-28058                 11-3137508
----------------------------     ----------------      ----------------------
(State or Other Jurisdiction     (Commission File          (IRS Employer
of Incorporation)                     Number)            Identification No.)




99 Woodbury Road, Hicksville, New York                        11801
-----------------------------------------              ----------------------
(Address of Principal Executive Offices)                    (Zip Code)




Registrant's telephone number, including area code          (516) 932-5050
                                                       ----------------------




                                       N/A
                               ------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets


         On May 21, 1999, Big City Bagels, Inc. ("Company"), BCB Acquisition Corp. I ("BCB I") and BCB Acquisition Corp. II ("BCB II"and, together with the Company and BCB I, the "Big City Parties") entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") with Intelligent Computer Solutions, Inc. ("ICS"), VillageNet, Inc. ("VillageNet") and each of the shareholders of ICS and VillageNet (collectively, the "Shareholders"and, together with ICS and VillageNet, the "Target Corporation Parties"). The Merger Agreement provides for the merger (the "Merger") of BCB I and BCB II with and into ICS and VillageNet, respectively, for the separate corporate existence of BCB I and BCB II to cease and for ICS and VillageNet to be the surviving corporations of the Merger, continuing after the Merger as wholly-owned subsidiaries of the Company. The Merger is expected to be consummated in the second quarter of 1999.

         The following summary of the terms of the Merger Agreement and certain related agreements is qualified in its entirety by the actual agreements, copies of which are filed as exhibits to this report.

Merger Consideration

         Under the terms of the Merger Agreement, upon consummation of the Merger, all 100 shares of common stock of each of BCB I and BCB II outstanding immediately prior to the time that the Merger becomes effective ("Effective Time") will be converted into and exchanged for 100 shares of common stock of each of ICS and VillageNet, respectively, which will represent all of the issued and outstanding shares of capital stock of each of ICS and VillageNet immediately after the Effective Time.

         At the Effective Time, (i) the 1,000 shares of the common stock and 40 shares of the preferred stock of ICS, representing all the outstanding capital stock of ICS, will be converted into the right to receive 4,309,733 shares of the Company's common stock ("Big City Common Stock") and 250,000 shares of Class B Preferred Stock ("Big City Preferred Stock"and, together with the Big City Common Stock, the "ICS Merger Consideration") and (ii) the 1,000 shares of common stock of VillageNet, representing all the outstanding capital stock of VillageNet, will be converted into the right to receive 4,309,733 shares of Big City Common Stock and 250,000 shares of Big City Preferred Stock ("VillageNet Merger Consideration"). After the Effective Date, the holders of Big City Preferred Stock will have the right to convert all 500,000 shares into an aggregate of 69,000,000 shares of Big City Common Stock at a conversion rate of 138 shares of Big City Common Stock for each share of Big City Preferred Stock. The holders may convert the Big City Preferred Stock, in whole or in part, at any time after the Effective Date, provided that the Company is then authorized to issue a sufficient number of shares of Big City Common Stock. The Certificate of Incorporation of the Company currently authorizes the Company to issue 25,000,000 shares of Big City Common Stock. As of May 21, 1999, the Company had outstanding 7,899,225 shares of Big City Common Stock (excluding 65,279 shares of treasury stock) and had reserved for issuance upon the exercise of outstanding options and warrants or pursuant to the Company's outstanding stock plans, 1,537,262 shares of Big City Common Stock. Accordingly, at May 21, 1999, the Big City Preferred Stock could only be converted into a maximum of 15,563,513 shares of Big City Common Stock. The Certificate of Incorporation is anticipated to be amended to increase the number of shares of Big City Common Stock that the Company is authorized to issue at some time subsequent to the closing of the Merger. The Big City Preferred Stock will be transferrable, subject to compliance with applicable securities laws. The holders of Big City Preferred Stock also will have voting rights equal to the number of shares of

Big City Common Stock into which each share of Big City Preferred Stock is then convertible. Assuming the conversion of all of the shares of Big City Preferred Stock, the ICS Merger Consideration and VillageNet Merger Consideration together would represent 90% of the Big City Common Stock outstanding after the Effective Time, calculated on a fully diluted basis assuming the exercise of the Company's outstanding options and warrants that have an exercise price of $1.00 or less.

Management

         The following persons will be the executive officers of the Company after the Merger:


         Name                              Title
         ----                              -----
         Peter J. Keenan                   President

         Edilberto R. Enriquez             Treasurer and Chief Financial Officer

         David A. Levi                     Secretary


Mark Weinreb, Stanley Weinreb, Stanley Raphael, Howard J. Fein, Alan Pearlstein and Nelson Braff are currently executive officers and/or directors of the Company. Immediately prior to the Effective Date, each of these persons, other than Nelson Braff, will resign from their positions and Eli Levi, Hector M. Gavilla and Peter J. Keenan will be appointed as directors by Nelson Braff, the sole existing member of the board to remain in such position, to fill the vacancies created by the resignations of the other existing directors. The foregoing directors are expected to serve as directors until the next annual meeting of the Company's shareholders.

         Concurrently with the execution of the Merger Agreement, the Company entered into a Severance and Consulting Agreement with Mark Weinreb that, upon the closing of the Merger, will terminate Mr. Weinreb's employment with the Company and retain him as a consultant for up to 16 weeks. At the closing, the Company will (i) pay Mr. Weinreb $65,000 plus all unpaid salary accrued through the closing date and (ii) deliver to Mr. Weinreb a promissory note in the principal amount of $85,000. The note will be paid in 12 equal monthly installments, without interest, commencing on the four-month anniversary of the closing date or earlier if his consultancy is terminated. If the note is not paid at maturity, interest will accrue from the date of maturity until paid in full at a rate of 18% per annum. For a period of four months after the closing, the Company will continue to provide certain perquisites provided under his former employment agreement. After the closing, Mr. Weinreb will provide consulting services to the Company relating to transition activities and the Company's reporting obligations under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Mr. Weinreb will provide these services for up to 16 consecutive seven-day periods, but for not more than 25 hours per period. The Company will pay Mr. Weinreb $1,250 for each of the first 12 periods and $1,875 for the last four periods.

         Concurrently with the execution of the Merger Agreement, the Company entered into a Stock Option Agreement with Mark Weinreb, pursuant to which the Company granted Mr. Weinreb an option to purchase an aggregate of 50,000 shares of Big City Common Stock conditioned upon the closing of the Merger. The option will become exercisable on the closing date and will remain exercisable for five years. The exercise prices are as follows: $0.48 per share for 25,000 shares; $0.75 per share for 12,500 shares; and $1.00 per share for 12,500 shares. The

Company will register the shares issuable upon exercise of the option on or prior to the closing date. Termination of Mr. Weinreb's consultancy for any reason will not cause the option to terminate. The option will remain exercisable until the expiration of the exercise period.

Covenants

         The Merger Agreement contains usual and customary covenants with respect to the operation of the business of the Big City Parties and the Target Corporation Parties until the closing, including the requirements that the Big City Parties and the Target Corporation Parties conduct their operations in the normal course; use their best efforts to keep available the services of the current employees and preserve the current relationships with their customers and other persons with which they have significant business relations; permit reasonable access to the other party for due diligence purposes; and hold in confidence all information received from the other party, subject to customary exceptions.

         Other specific covenants include, but are not limited to, the following: (i) within 45 days after the date of the Merger Agreement, each of ICS and VillageNet are required to deliver to the Company audited financial statements for the year ended December 31, 1998 and (ii) the Company may not effect a reverse split of Big City Common Stock prior to the first anniversary of the Effective Time, except in certain limited circumstances.

Conditions to Merger

         The Merger is subject to a number of conditions including the requirement that an information statement be prepared by the Company and distributed to the shareholders of the Company not less than ten days prior to the closing in compliance with the requirements of Section 14(f) of the Exchange Act and that the Company receive an opinion of Heritage Capital Corp. that the transaction is fair to the shareholders of the Company from a financial point of view. In addition, a Certificate of Amendment to the Certificate of Incorporation establishing the Big City Preferred Stock must be filed with the Secretary of State of New York.

         At the closing, the Company intends to enter into a Registration Rights Agreement with each Shareholder, which will provide for certain demand and piggyback registration of (i) shares of Big City Common Stock then outstanding and held by a Shareholder and (ii) any shares of Big City Common Stock then issuable upon conversion of the Big City Preferred Stock held by a Shareholder.

         The Merger Agreement also provides, as a condition to closing, that (i) the Shareholders shall have received from tax counsel to ICS and VillageNet an opinion in customary form stating that the Merger should qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         There are a number of other usual and customary conditions that must be satisfied before the Merger can occur.

Exclusivity

         Under the terms of the Merger Agreement, the Company cannot, except in the limited circumstances described below, (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any of its capital stock or assets ("Other Transaction"). The Merger Agreement also provides that the Company will not provide any information to any person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such Other Transaction.

         Notwithstanding the foregoing, in the event that the Company receives an unsolicited proposal for entering into an Other Transaction, the Company may furnish to such party public and nonpublic information requested by such party and the Company may negotiate with such party if (i) the board of directors of the Company determines, in good faith, that the Other Transaction proposal would, if consummated, result in a transaction that is more favorable to the Company shareholders and (ii) prior to furnishing such information to or entering into negotiations with such third party, the Company (a) provides prompt notice within 24 hours of receipt of the Other Transaction proposal to ICS and VillageNet and (b) receives an executed confidentiality agreement from the third party on terms at least as stringent as those contained in any confidentiality agreement among the Company, ICS and VillageNet.

         Under the terms of the Merger Agreement, none of the Target Corporation Parties shall (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any capital stock of either ICS or VillageNet or of any part of either of their assets, nor shall any of the Target Corporation Parties provide any information to any person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition.

Indemnity

         Pursuant to the terms of the Merger Agreement, all of the Shareholders of ICS and VillageNet (severally, in proportion to their ownership of shares of each of ICS and VillageNet), on the one hand, and the Company, on the other hand (each of the Company and the Shareholders of ICS and VillageNet (as a group) being referred to herein as an "Indemnitor"), have agreed to indemnify the other for breach of the representations, warranties and covenants under the Merger Agreement. Any claim for indemnity must be made prior to the forty-fifth day after a committee of independent directors of the Company has received the audited, consolidated financial statements of the Company for the year ended December 31, 1999. No indemnity payment shall be made unless, after the resolution of all claims for indemnity (the date on which the last claim is resolved being referred to herein as "Judgment Date"), the aggregate of all amounts for which indemnity would otherwise be owed by such Indemnitor exceeds $200,000, and then, only for amounts in excess of $200,000. An Indemnitor is required to pay its indemnity obligations in shares of Big City Common and/or Preferred Stock, valued for this purpose at the last sale price of the Holding Stock on the last business day prior to the Judgment Date. The maximum amount that any Indemnitor shall pay the other is 7,797,942 shares of Big City Common and/or equivalent Preferred Stock and if it is a claim against a Shareholder individually only up to a maximum of 10% of the Big City Common and/or Preferred Stock received in the Merger.

Termination

         The transactions contemplated by the Merger may be terminated under the following limited circumstances:

         1. By mutual written consent of the Big City Parties and all the Shareholders;

         2. By either the Big City Parties or the Target Corporation Parties if, without fault of such terminating party, the Merger is not consummated on or prior to November 21, 1999;

         3. By either the Big City Parties or the Target Corporation Parties (if the terminating party is not then in material breach of its obligations under the Merger Agreement) if (i) a material default or breach is made by the other party with respect to the due and timely performance of any of its obligations contained under the Merger Agreement and such default cannot be cured within 30 days, or (ii) if any of the other party's representations and warranties (a) made without any materiality standard, are not true and correct in all material respects as of the date the Merger Agreement was executed and as of the closing date or (b) made with any materiality standard, are not true and correct in all respects as of the date the Merger Agreement was executed and as of the closing date, provided that if the representation or warranty is breached by the Big City Parties, the effect must result in a net worth of less than zero, excluding certain expenses but including liabilities reasonably expected to mature, before the Target Corporation Parties may terminate the Merger Agreement; or

         4. By either the Big City Parties or the Target Corporation Parties if the Company is unable to obtain a fairness opinion in customary form from Heritage Capital Corp. stating that, in substance, the terms of the Merger are fair to the shareholders of the Company from a financial point of view.

         If the Merger Agreement is terminated because there has been a material default or breach by one of the parties with respect to the due and timely performance of any of its obligations which cannot be cured within 30 days, or there has been any breach of any representation or warranty in a material respect, then the non-terminating party shall, within five days of termination, pay or reimburse the terminating party for all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement. Unless such termination is with respect to a breach of a representation or warranty deemed to be made at the closing (as opposed to upon execution of the Merger Agreement) and such breach was caused by factors within the control of the non-terminating party, then the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including damages, will survive such termination unimpaired.

PHD Warrants

         Concurrently with the execution of the Merger Agreement, Perrin, Holden & Davenport Capital Corp. ("PHD") received warrants to purchase an aggregate of 500,000 shares of Big City Common Stock in consideration for introducing the Company to ICS and VillageNet. The warrants will be exercisable as follows:
250,000 of the warrants will be immediately exercisable upon the closing of the Merger at an exercise price of $0.48 per share; 125,000 of the warrants will become exercisable on the six-month anniversary of the closing date at an exercise price of $0.75 per share; and 125,000 warrants will become exercisable on the one-year anniversary of the closing date at an exercise price of $1.00 per share. The warrants expire on the fifth anniversary of the closing date of the Merger. The Company has granted PHD certain demand and "piggyback" registration rights for the warrants and underlying Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements

                  The Company will file the required financial statements within 60 days of the last date on which its report on Form 8-K is required to be filed.

         (b)      Pro Forma Financial Statements

                  The Company will file the required pro forma financial statements within 60 days of the last date on which its report on Form 8-K is required to be filed.

         (c)      Exhibits


                Exhibit Number         Description
                --------------         ------------
                     2.1               Agreement and Plan of Reorganization and
                                       Merger, dated as of May 21, 1999, among
                                       the Company, BCB I, BCB II, ICS,
                                       VillageNet and the Shareholders (without schedules and exhibits)

                     3.1 Form of Certificate of Amendment of the Company's Certificate of Incorporation

                     4.1 Form of warrant to purchase an aggregate of 500,000 shares of Common Stock to be issued to Perrin, Holden & Davenport Capital Corp.

                    10.1 Severance and Consulting Agreement, dated as of May 21, 1999, between the Company and Mark Weinreb

                    10.2 Stock Option Agreement, dated as of May 21, 1999, between the Company and Mark Weinreb

                    10.3 Form of Registration Rights Agreement by and among the Company and the Shareholders

                    99.1               Press release of the Company dated May
                                       24, 1999

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 28, 1999                        BIG CITY BAGELS, INC.
                                            ----------------------
                                            (Registrant)


                                            /s/ Mark Weinreb
                                            ----------------------
                                            Mark Weinreb
                                            Chairman of the Board and
                                             Chief Executive Officer

                                 EXHIBIT INDEX




                Exhibit Number         Description
                --------------         ------------
                     2.1               Agreement and Plan of Reorganization and
                                       Merger, dated as of May 21, 1999, among
                                       the Company, BCB I, BCB II, ICS,
                                       VillageNet and the Shareholders (without schedules and exhibits)

                     3.1 Form of Certificate of Amendment of the Company's Certificate of Incorporation

                     4.1 Form of warrant to purchase an aggregate of 500,000 shares of Common Stock to be issued to Perrin, Holden & Davenport Capital Corp.

                    10.1 Severance and Consulting Agreement, dated as of May 21, 1999, between the Company and Mark Weinreb

                    10.2 Stock Option Agreement, dated as of May 21, 1999, between the Company and Mark Weinreb

                    10.3 Form of Registration Rights Agreement by and among the Company and the Shareholders

                    99.1               Press release of the Company dated May
                                       24, 1999